                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 10, 2000

                               Chiron Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                   0-12798                   94-2754624
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(State or other              (Commission                (IRS Employer
 jurisdiction of             File Number)             Identification No.)
 incorporation)

           4560 Horton Street, Emeryville, CA                       94608
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       (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code (510) 655-8730
                                                  ----------------
                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

Chiron Corporation ("Chiron" or the "Company") announced on October 11, 2000 that the Company had entered into three broad patent license agreements with
F. Hoffman-La Roche ("Roche") dated October 10, 2000, for probe-based clinical diagnostics for the hepatitis C virus ("HCV"), human immunodeficiency virus ("HIV-1") and nucleic acid testing ("NAT") for blood screening. Pursuant to the HCV and HIV clinical diagnostic licenses, Chiron agreed to grant to Roche licenses under the Company's HCV and HIV patents for such diagnostics, and could receive, among other payments, a total of up to $115 million in upfront payments, $85 million of which would be attributable to HCV and $30 million attributable to HIV. The HIV payments are contingent upon HIV patents being upheld in Europe and issuing in the United States. Pursuant to the blood screening license, Chiron agreed to grant to Roche a limited license to its HCV and HIV patents for use in NAT in blood screening, and would receive royalty payments from Roche based on the number of blood donations tested through the use of Roche HCV and HIV NAT products.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.



EXHIBIT NUMBER


99.1     Press release by Chiron Corporation dated October 11, 2000 relating to Registrant's announcement of execution of license agreements with Roche, referred to in Item 5 above.

99.2     Fact Sheet entitled "Chiron/Roche Clinical Diagnostics & Blood Screening Agreements", referred to in Item 5 above.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CHIRON CORPORATION

Date:    October 13, 2000              By:  /s/WILLIAM G. GREEN
                                            -------------------
                                            William G. Green
                                            Senior Vice President,
                                            General Counsel and
                                            Secretary


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